UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 28, 2008
PICO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

California	033-36383	94-2723335

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

875 Prospect Street, Suite 301, La Jolla, California	92037

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
(858) 456-6022

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management

Item 5.03	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year
     On February 28, 2008, the Board of Directors of PICO Holdings, Inc. (the “Company”) amended and restated the Company’s By-Laws (the “Previous By-Laws” and as amended and restated, the “Amended By-Laws”), effective as of February 28, 2008. The Previous By-Laws were amended and restated to implement the following:
     Section 3.5 (Chairman of the Board): This section was added to permit the Board of Directors to elect a Chairman of the Board, who, in their discretion, may or may not be an officer of the Company. It replaced the prior Section 5.6, which was amended as set forth below.
     Section 5.6 (Powers and Duties of Executive Officers): This section, which replaced Section 5.6 (Chairman of the Board) of the Previous By-Laws in its entirety, authorizes the Board of Directors to specify the powers and duties of the Company’s executive officers from time to time.
     In connection with the amendment and restatement of Section 5.6 of the Previous By-Laws, Sections 5.7 (President), 5.8 (Vice Presidents), 5.9 (Secretary) and 5.10 (Chief Financial Officer) of the Previous By-Laws were deleted. Section 5.6 of the Amended By-Laws allows the Board of Directors to designate officer titles and duties with more flexibility than the Previous By-Laws.
     In addition, non-substantive language and conforming changes and other technical edits and updates were made in Article III (Directors) and Sections 4.1(e) (Committees of Directors), 5.1 (Officers), and 8.4 (Certificate for Shares).
     The foregoing description of the amendments and restatements to the Previous By-Laws contained in this report do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended By-Laws, a copy of which is attached hereto as Exhibit 3(ii).

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits
(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

Exhibit Number	Description

3(ii)	Amended and Restated By-Laws of PICO Holdings, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PICO HOLDINGS, INC.
Date: February 29, 2008	By:	/s/ Maxim C. W. Webb
Maxim C. W. Webb
Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description

3(ii)	Amended and Restated By-Laws of PICO Holdings, Inc.